UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2015, Vapor Corp. (the “Company”) appointed Gina Hicks as its Chief Financial Officer. On September 10, 2015, the Board of Directors approved the decision to replace Mr. James Martin, the Company’s former Chief Financial Officer, with Ms. Hicks. In connection with her appointment, Ms. Hicks will be paid a base salary of $175,000 per year. From April 2014 until July 2014, Ms. Hicks served as the interim Chief Financial Officer of Health Revenue Assurance Holdings, Inc. (“HRAH”) (OTCPink: HRAA), a medical coding company, and from July 2014 until October 2014, Ms. Hicks served as HRAH’s reorganization consultant. From March 2011 until October 2013, Ms. Hicks served as the Vice President of Finance and Financial Reporting of MeetMe, Inc. (NASDAQ: MEET), a social network for meeting new people both on the web and on mobile platform. Prior to that Ms. Hicks was an independent consultant providing accounting, consulting and business advisory services. Ms. Hicks is a Certified Public Accountant in the State of Florida. Ms. Hicks is 51 years old.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Gina Hicks Employment Agreement, Effective September 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: September 16, 2015	By:	/s/ Jeffrey Holman
	Name:	Jeffrey Holman
	Title:	Chief Executive Officer